Exhibit 99.1


March 16, 2006


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We are currently principal accountants for Stewardship Financial Corporation and subsidiary and, under the date of March 25, 2005, we reported on the consolidated financial statements of Stewardship Financial Corporation as of and for the years ended December 31, 2004 and 2003. On March 10, 2006, we were notified that Stewardship Financial Corporation engaged Crowe Chizek and Company LLC as its principal accountant for the year ending December 31, 2006 and that the auditor-client relationship with KPMG will cease upon completion of the audit of Stewardship Financial Corporation and subsidiary's consolidated financial statements as of and for the year ended December 31, 2005, and the issuance of our report thereon. We have read Stewardship Financial Corporation and subsidiary's statements included under Item 4.01 of its Form 8-K dated March 16, 2006 and we agree with such statements, except that we are not in a position to agree or disagree with Stewardship Financial Corporation and subsidiary's statement that the change was approved by the audit committee of the board of directors and we are not in a position to agree or disagree with Stewardship
Financial Corporation and subsidiary's statement that Crowe Chizek and Company LLC were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on Stewardship Financial Corporation and subsidiary's consolidated financial statements.

Very truly yours,

/S/ KPMG LLP
Short Hills, NJ